                                                                    Exhibit 3.48

                                   BY-LAWS OF

                       SYCAMORE PARK CONVALESCENT HOSPITAL


                                   ARTICLE I
                             SHAREHOLDERS' MEETING

Section 1. PLACE OF MEETINGS.
          All meetings of the shareholders shall be held at the office of the corporation in the State of California, as may be designated for that purpose from time to time by the Board of Directors.

Section 2. ANNUAL MEETINGS.
          The annual meeting of the shareholders shall be held on the 30th day of September in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 10:00 o'clock A.M., at which time the shareholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

Section 3. SPECIAL MEETINGS.
          Special meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President, or by the Board of Directors, or by any two or more members thereof, or by one or more shareholders holding not less than one-fifth (1/5) of the voting power of the corporation.

Section 4. NOTICE OF MEETINGS.
          Notices of meetings annual or special, shall be given in writing to shareholders entitled to vote by the Secretary or the Assistant Secretary, or if there be no such officer, or in case of his neglect or refusal, by any director or shareholder.
          Such notices shall be sent to the shareholder's address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice, not less than seven days before such meeting.
          Notice of any meeting of shareholders shall specify the place, the day and the hour of meeting, and in case of special meeting, as provided by the Corporations Code of California, the general nature of the business to be transacted.
          When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken.

Section 5. CONSENT TO SHAREHOLDERS' MEETINGS.
          The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy, and if, either before or after the meeting, each

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of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
          Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the holders of shares who would be entitled to vote at a meeting for such purpose, and filed with the Secretary of the corporation.

Section 6. QUORUM.
          The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 7. VOTING RIGHTS; CUMULATIVE VOTING.
          Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, then on such other day, shall be entitled to vote at such meeting.
          Every shareholder entitled to vote shall be entitled to one vote for each of said shares and shall have the right to cumulate his votes as provided in Section 2235, Corporations Code of California.

Section 8. PROXIES.
          Every shareholder entitled to vote, or to execute consents, may do so, either in person or by written proxy, executed in accordance with the provisions of Section 2225 of the Corporations Code of California and filed with the Secretary of the corporation.


                                  ARTICLE II
                              DIRECTORS; MANAGEMENT

Section 1. POWERS.
          Subject to the limitation of the Articles of Incorporation, of the By-Laws and of the Laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.



                                    -- 2 --
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Section 2. NUMBER AND QUALIFICATION.
          The authorized number of directors of the corporation shall be five
(5) until changed by amendment to the Articles of Incorporation or by an amendment to this Section 2, Article II of these By-Laws, adopted by the vote or written assent of the shareholders entitled to exercise the majority of the voting power of the corporation.

Section 3. ELECTION AND TENURE OF OFFICE.
          The directors shall be elected by ballot at the annual meeting of the shareholders, to serve for one year and until their successors are elected and have qualified. Their term of office shall begin immediately after election.

Section 4. VACANCIES.
          Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.
          The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of directors.
          A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.
          If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board, or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.
          No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5. REMOVAL OF DIRECTORS.
          The entire Board of Directors or any individual director may be removed from office as provided by Sections 807, 810 and 811 of the Corporations Code of the State of California.

Section 6. PLACE OF MEETINGS.
          Meetings of the Board of Directors shall be held at the office of the corporation in the State of California, as designated for that purpose, from time to time, by resolution of the Board of Directors, or written consent of all of the Members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all Members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.


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Section 7. ORGANIZATION MEETINGS.
         The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.

Section 8. OTHER REGULAR MEETINGS.
          Regular meetings of the Board of Directors shall be held on the last Monday of March, June, September and December.


If said day shall fall upon a holiday, such meetings shall be held on the next succeeding business day thereafter. No notice need be given of such regular meetings.

Section 9. SPECIAL MEETINGS--NOTICES.
          Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the President or if he is absent or unable or refuses to act, by any Vice-President, or by any two directors.

         Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided; it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 10. WAIVER OF NOTICE.
          When all the directors are present at any directors' meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with Secretary of the corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 11. NOTICE OF ADJOURNMENT.
          Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 12. QUORUM.
          A majority of the number of directors as fixed by the articles or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors

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present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

Section 13. CONSENT OF BOARD OBVIATING NECESSITY OF MEETING
          Notwithstanding anything to the contrary contained in these By-Laws, any action required or permitted to be taken by the board of directors under any provisions of Sections 100 - 6804 of the Corporations Code of California may be taken without a meeting, if all members of the board of directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.


                                   ARTICLE III
                                    OFFICERS

Section 1. OFFICERS.
          The officers shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, which officers shall be elected by, and hold office at the pleasure of, the Board of Directors.

Section 2. ELECTION.
          After their election the directors shall meet and organize by electing a President from their own number, and one or more Vice-Presidents, a Secretary and a Treasurer, who may, but need not be, members of the Board of Directors. Any two or more of such offices except those of President and Secretary, may be held by the same person.

Section 3. COMPENSATION AND TENURE OF OFFICE.
          The compensation and tenure of office of all the officers of the corporation shall be fixed by the Board of Directors.

Section 4. REMOVAL AND RESIGNATION.
          Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of any officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

          Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.


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Section 5. VACANCIES.
          A vacancy in any office because of death, resignation, removal; disqualification or other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

Section 6. PRESIDENT.
          The President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall be ex-officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 7. VICE-PRESIDENTS.
          The Vice-Presidents shall, in the order designated by the Board of Directors, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

Section 8. SECRETARY.
          The Secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of directors and shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.
          The Secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation's transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.
          The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given; he shall keep the seal of the corporation and affix said seal to all documents requiring a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

Section 9. TREASURER.
          The Treasurer shall receive and keep all the funds of the corporation, and pay them out only on the check of the corporation, signed in the manner authorized by the Board of Directors.


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Section 10. ASSISTANTS.
          Any Assistant Secretary or Assistant Treasurer, respectively, may exercise any of the powers of Secretary or Treasurer, respectively, as provided in these By-Laws or as directed by the Board of Directors, and shall perform such other duties as are imposed upon them by the By-Laws or the Board of Directors.

SECTION 11. SUBORDINATE OFFICERS.
          The Board of Directors may from time to time appoint such subordinate officers or agents as the business of the corporation may require, fix their tenure of office and allow them suitable compensation.


                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

          The Board of Directors may appoint an executive committee, and such other committees as may be necessary from time to time, consisting of such number of its members and with such powers as it may designate, consistent with the Articles of Incorporation and By-Laws and the General Corporation Laws of the State of California. Such committees shall hold office at the pleasure of the board.


                                    ARTICLE V
                    CORPORATE RECORDS AND REPORTS--INSPECTION

Section 1. RECORDS.
          The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2. INSPECTION OF BOOKS AND RECORDS.
          All books and records provided for in Sections 3003 - 3005 of the Corporations Code of California shall be open to inspection of the directors and shareholders from time to time and in the manner provided in said Sections 3003
- 3005.

Section 3. CERTIFICATION AND INSPECTION OF BY-LAWS.
          The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company, as provided in Section 502 of the Corporations Code of California.

Section 4. CHECKS, DRAFTS, ETC.
          All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.


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Section 5. CONTRACTS, ETC.--HOW EXECUTED.
        The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power of authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

Section 6. ANNUAL REPORTS.
        The Board of Directors shall cause annual reports to be made to the shareholders as provided by Sections 3006 - 3012 of the Corporations Code of California. The Board of Directors shall cause such annual reports to be sent to the shareholders not later than one hundred twenty (120) days after the close of the fiscal or calendar year.


                                   ARTICLE VI
                       CERTIFICATES AND TRANSFER OF SHARES

Section 1. CERTIFICATES FOR SHARES.
        Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement as to redemption or conversion, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.
        Every certificate for shares must be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or must be authenticated by facsimiles of the signatures of the President and Secretary or by a facsimile of the signature of its President and the written signature of its Secretary or an Assistant Secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2. TRANSFER ON THE BOOKS.
        Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. LOST OR DESTROYED CERTIFICATES.
        Any person claiming a certificate of stock to be lost or



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destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall if the directors so require give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4. TRANSFER AGENTS AND REGISTRARS.

        The Board of Directors may appoint one or more transfer agents of transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company--either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5. CLOSING STOCK TRANSFER BOOKS.

        The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

Section 6. RESTRICTION ON TRANSFERS OF SHARES.

        Before there can be a valid sale or transfer of any of the shares of this corporation by the holders thereof, the holder of the shares to be sold or transferred shall first give notice in writing to the secretary of this corporation of his intention to sell or transfer such shares. Said notice shall specify the number of shares to be sold or transferred, the price per share, and the terms upon which such holder intends to make such sale or transfer. The secretary shall, within five (5) days thereafter, mail or deliver a copy of said notice to each of the other shareholders of record of this corporation.. Such notice may be delivered to such shareholders personally or may be mailed to the last known addresses of such shareholders, as the same may appear on the books of this corporation. Within twenty (20) days after the mailing or delivering of said notice to such shareholders, any such shareholder or shareholders desiring to acquire any part or all of the shares referred to in said notice shall deliver by mail or otherwise to the secretary of this corporation a written offer or offers, expressed to be acceptable immediately, to purchase a specified number or numbers of such shares at the price and upon the terms





                                      --9--
stated in said notice, accompanied by the purchase price therefor with authorization to pay such purchase price against delivery of such shares.

        If the total number of shares specified in such offer exceeds the number of shares referred to in said notice, each offering shareholder shall be entitled to purchase such proportion of the shares referred to in said notice to the secretary as the number of shares of this corporation, which he holds, bears to the total number of shares held by all such shareholders desiring to purchase the shares referred to in said notice to the secretary.

        If all of the shares referred to in said notice to the secretary are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase such proportion of those shares which remain thus undisposed of, as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment.

        If none or only a part of the shares referred to in said notice to the secretary is purchased, as aforesaid, in accordance with offers made within said twenty (20) days period, the shareholder desiring to sell or transfer may dispose of all shares of stock referred to in said notice to the secretary not so purchased by the other shareholders, to any person or persons he may so desire; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee than those specified in said notice to the secretary.

        Any sale or transfer, or purported sale or transfer, of the shares of this corporation shall be null and void unless the terms, conditions and provisions of this Section 6 are strictly observed and followed.


                                   ARTICLE VII
                                 CORPORATE SEAL

        The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word California.



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                                  ARTICLE VIII
                              AMENDMENTS TO BY-LAWS
SECTION 1. BY SHAREHOLDERS.
        New By-Laws may be adopted or these By-Laws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

Section 2. POWERS OF DIRECTORS.
        Subject to the right of the shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this Article VIII, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law or amendment thereof changing the authorized number of directors.

Section 3. RECORD OF AMENDMENTS.
        Whenever an amendment or new By-Law is adopted, it shall be copied in the Book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.




                                    --11--

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, being all of the persons appointed in the Articles of Incorporation to act as the first Board of Directors of Sycamore Park Convalescent Hospital hereby assent to the foregoing By-Laws, and adopt the same as the By-Laws of said corporation.

IN WITNESS WHEREOF, We have hereunto set our hands on this 25th day of August, 1965.

                            )
                            )
/s/ Charles D. Silverberg   )
----------------------------
CHARLES D. SILVERBERG       )
                            )
                            )
/s/ Gary L. Zimmerman       )
----------------------------
GARY L. ZIMMERMAN           )
                            )
                            )
/s/ Irene A. Irwin          )    Directors.
----------------------------
IRENE A. IRWIN              )
                            )
                            )
/s/ Rebecca Cooper          )
----------------------------
REBECCA COOPER              )
                            )
                            )
/s/ Carolina Juarez         )
----------------------------
CAROLINA JUAREZ


THIS IS TO CERTIFY:

        That I am the duly elected, qualified and acting Secretary of Sycamore Park Convalescent Hospital and that the above and foregoing By-Laws were adopted as the By-Laws of said corporation on the 25th day of August, 1965, by the persons appointed in the Articles of Incorporation to act as the first directors of said corporation.


        IN WITNESS WHEREOF, I have hereto set my hand this 25th day of August, 1965.

                                             /s/ Charles D. Silverberg
                                             --------------------------------
                                             Secretary, CHARLES D. SILVERBERG

THIS IS TO CERTIFY:

        That I am the duly elected, qualified and acting Secretary of and that the above and foregoing Code of By-Laws was submitted to the
shareholders at their first meeting held on the    day of 19 , and was ratified
by the vote of the shareholders entitled to exercise the majority of the voting power of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand this     day of
   19  .

                                             ----------------------------------
                                                        Secretary.

                                    -- 12 --

                             AMENDMENT TO BY-LAWS OF

                       SYCAMORE PARK CONVALESCENT HOSPITAL

                            A CALIFORNIA CORPORATION

        I. Section 8 of Article II of said By-Laws is hereby amended by the deletion therefrom of the words:

"the last Monday of March, June, September and December" and to substitute in lieu thereof the words:

"the first Wednesday of March, June, September, and December."

        KNOW ALL MEN BY THESE PRESENTS:

        That I, the undersigned, duly elected and acting Secretary of SYCAMORE PARK CONVALESCENT HOSPITAL, do hereby certify that the foregoing Amendment to the By-Laws of said corporation was duly adopted by the directors on the 3rd day of March, 1966.

        IN WITNESS WHEREOF, I have hereunto subscribed my name this 3rd day of March, 1966.





                               /s/ Charles D. Silverberg
                              ---------------------------------
                              CHARLES D. SILVERBERG
                              Secretary
of the Board of Directors. Discussion followed regarding the possibility of changing the date of the annual meeting of the shareholders. Upon motion duly made, seconded and unanimously carried, the following resolution was unanimously adopted:

             RESOLVED, that Section 2 of Article I of the By-Laws of this corporation be and it is hereby deleted and the following substituted in lieu thereof:

             Section 2. ANNUAL MEETINGS.
                 The annual meeting of the shareholders shall be held on the last Thursday of October in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at the hour of 7:30 P.M., at which time the shareholders shall elect by plurality vote a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

             The meeting then proceeded to a discussion regarding Section 6 of

Article VI which deals with right of first refusal in the event of a proposed sale or transfer of any shares of this corporation by any holder thereof. It was felt by those present that a holder of shares of this corporation should be allowed to make a gift of his shares to a member of his family and have them remain subject to the right of first refusal therein contained. After extensive discussion, and upon motion duly made, seconded and unanimously carried, the following resolution was adopted:

             RESOLVED, that Section 6 of Article VI be and it is hereby amended by the addition of the following:

             "Nothing herein contained shall apply when a holder of the shares of this corporation makes a gift or other transfer without consideration to a member of his immediate family. Said shares when transferred shall nevertheless remain subject to the right of first refusal herein contained."

             RESOLVED FURTHER, that the By-laws as
             amended hereinabove be and the same hereby are adopted, ratified and confirmed.

             Julian Robinson, President of the Corporation, gave a report of the past year's operation of the corporation's business. He reviewed in detail all of the financial statements of the corporation, copies of which had been supplied to each shareholder prior to this meeting. Said statements revealed,

among other things, that the corporation was currently operating at a profit.

Mr. Robinson cautioned the meeting that labor costs were increasing rapidly and that the Federal and State Aid Programs which would benefit the hospital were requiring the addition of certain personnel to the hospital's staff. Mr.

Robinson reported that the corporation had received a cost reimbursement rate from MediCal (The California State Medical Program) of $11.06 per day per

patient. Mr. Robinson anticipated that upon review by the State, that the rate for the corporation might go as high as $12.51 per day per patient.

              the board that Article II Section 8 of the By-laws of the corporation provided for regular meetings on the last Monday of March, June, September and December of each year. Following discussion and upon motion duly made, seconded and unanimously carried, it was --

                          RESOLVED that Section 8 of Article II of the By-laws
                          of this corporation be and they are hereby amended to
   Amendment adopted      delete therefrom the words "the last Monday of March,
   March 3, 1966          June, September and December" and to substitute in
                          lieu thereof the words "the first Wednesday of March, June, September and December".


                          Mr.Silverberg recommended that the corporation
              create the office of Assistant Secretary, and that Mr. Gary
              L. Zimmerman of his law firm be elected to the office of Assistant Secretary to facilitate preparation and execution of documents, board minutes, and other similar matters in the event of Mr. Silverberg's absence.

                          After discussion and upon motion duly made, seconded
               and unanimously carried, it was --

                          RESOLVED that this corporation hereby creates the office of ASSISTANT SECRETARY; that GARY L. ZIMMERMAN of Silverberg and Rosen, 1680 North Vine Street, Hollywood, be and he is hereby elected to the office of Assistant Secretary.

                          There being no further business, upon motion duly
               made, seconded and unanimously carried, the meeting adjourned.



-------------------------                          ---------------------------
JULIAN ROBINSON, Chairman                          CHARLES D. SILVERBERG, Secy.

                             AMENDMENT TO BY-LAWS OF

                       SYCAMORE PARK CONVALESCENT HOSPITAL


         Pursuant to Section 5 of Article I of the by-laws of Sycamore Park Convalescent Hospital, a California corporation, the undersigned, being all of the shareholders of Sycamore Park Convalescent Hospital, do hereby unanimously adopt the following resolution amending the by-laws of this corporation:

         RESOLVE, that Section 2 of Article II of the by-laws of this corporation being in the same are hereby amended to read as follows:

         "Section 2. NUMBER AND QUALIFICATIONS. The authorized number of directors of the corporation shall be four (4), until changed by amendment to the Articles of Incorporation or by an amendment to this Section 2, Article II of these by-laws, adopted by the vote or written assent of the shareholders entitled to exercise the majority of the voting power of the corporation."

DATED: July 1, 1982


/s/ Gertrude Snukal                               /s/ Robert Snukal
-------------------------                         ---------------------------
Fountainview Convalescent                         Robert Snukal
Hospital
By: Gertrude Snukal,                              /s/ Sheila Snukal
    President                                     ---------------------------
                                                  Sheila Snukal

                                                  /s/ Manuel Padama
                                                  ---------------------------
                                                  Manuel Padama

                                                  /s/ Consolacion Padama
                                                  ---------------------------
                                                  Consolacion Padama